Exhibit 99.3

Sight Sciences Appoints MK Raheja as Executive Vice President, Research and Development and Brenton Taylor as Executive Vice President, Operations

New leadership appointments strengthen Sight Sciences’ commitment to advancing innovative eyecare solutions and supporting scalable operations and growth

MENLO PARK, Calif., November 7, 2024 (GLOBE NEWSWIRE) -- Sight Sciences, Inc. (Nasdaq: SGHT) (“Sight Sciences,” or the “Company”), an eyecare technology company focused on developing and commercializing innovative, interventional technologies that elevate the standard of care, announced today the appointment of MK Raheja, Ph.D. as its Executive Vice President, Research and Development, and Brenton Taylor as its Executive Vice President, Operations, effective November 4, 2024.

Sight Sciences also announced that Sam Park, its Chief Operating Officer, who oversaw both R&D and Operations, will be retiring from his role at the Company effective November 15, 2024, and will remain available as a consultant to help ensure a smooth transition.

“We are very excited to have both MK and Brenton join Sight Sciences as we continue to transform treatment paradigms with disruptive new eyecare technology, and predictably scale our operations and drive our innovation pipeline. We believe their unique skill sets, with both MK’s ophthalmic innovation leadership experience at several industry-leading ophthalmic organizations and Brenton’s broad development and operational experience, directly align with our vision of the future of eyecare,” said Paul Badawi, Founder and Chief Executive Officer of Sight Sciences. “We are confident the additions of MK and Brenton will further enhance the capabilities of our strong executive team and set us up for continued success at scale over the coming years. We are looking forward to them partnering to lead the separate R&D and operations organizations with dedicated resources to advance our strategic plans and ensure we have the appropriate infrastructure to support profitable growth over the coming years. I also want to acknowledge Sam’s many contributions to Sight Sciences over the last four years. He has been instrumental in helping to grow Sight Sciences by contributing meaningfully to our reliable supply chain, cost efficiencies, and the development of multiple innovations in surgical glaucoma and dry eye. We thank Sam and wish him the very best in his retirement.”

Dr. Raheja, Executive Vice President, Research and Development of Sight Sciences commented, “I am delighted to be joining Sight Sciences at this critical juncture with major projects in development in surgical glaucoma devices, sustained glaucoma drug delivery solutions, and dry eye procedural solutions. Sight Sciences is a leader in interventional glaucoma and dry eye innovation with a commercial portfolio and pipeline of products that are elevating the standard of care, and I look forward to further expanding this innovation to deliver best in class solutions to our eye care providers and patients.”

Mr. Taylor, Executive Vice President, Operations of Sight Sciences added, “I look forward to working with Paul and the rest of the Sight Sciences team to improve the lives of our patients. The company has two transformative growth opportunities ahead and I am excited to leverage my background in high growth MedTech to help Sight Sciences scale in a capital efficient way and achieve its full potential.”

Dr. MK Raheja Biography

Dr. Raheja has more than 35 years of experience in ophthalmology medical device innovation, overseeing global ophthalmic R&D organizations responsible for bringing over 70 ophthalmic innovations to market. Over the past 18 months, Dr. Raheja has been advising emerging ophthalmic companies and not-for-profit entrepreneurial institutions. His most recent corporate roles include Head of Surgical Vision R&D at Johnson & Johnson Vision and Global Head of Corneal & Cataract R&D at Abbott Medical Optics, spanning over a 14-year period, which ended in April 2023. Prior to those roles, he served as Chief Technology Officer for CIBA Vision (a Novartis Company), and as President and Chief Operating Officer of Hill Top Research, Inc, a private equity-funded clinical research organization with operations in North America and Europe. Dr. Raheja began his career at Bausch & Lomb in R&D where he held a number of leadership positions, including Vice President, Research Development & Engineering, and Vice President, New Product & New Business Development. Dr. Raheja holds a Ph.D. from the University of Massachusetts and an Executive M.B.A. from Boston University.

Mr. Brenton Taylor Biography

Mr. Taylor has nearly 25 years of experience in medical and energy technology development and operations, overseeing innovation, product development, and manufacturing. He most recently served as Chief Executive Officer at NEXT Energy Technologies, a pioneer in organic photovoltaic (OPV) technology, where he initially joined as Executive Vice President, Engineering in 2021. Prior to this role, Mr. Taylor co-founded Inogen, Inc (Nasdaq: INGN) (“Inogen”), a medical technology company offering innovative respiratory products for use in the homecare setting, where he spent over 20 years and was instrumental in developing and scaling a line of innovative respiratory medical devices to $350 million in annual sales. His last role at Inogen was Executive Vice President, Engineering. Mr. Taylor received a B.S. in microbiology from the University of California, Santa Barbara.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative and interventional solutions intended to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company’s OMNI® Surgical System is an implant-free glaucoma surgery technology (i) indicated in the United States to reduce intraocular pressure in adult patients with primary open-angle glaucoma; and (ii) CE Marked for the catheterization and transluminal viscodilation of Schlemm’s canal and cutting of the trabecular meshwork to reduce intraocular pressure in adult patients with open-angle glaucoma. Glaucoma is the world’s leading cause of irreversible blindness. The SION® Surgical Instrument is a bladeless, manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork. The Company’s TearCare® System is 510(k) cleared in the United States for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland dysfunction (“MGD”) when used in conjunction with manual expression of the meibomian glands, enabling clearance of gland obstructions by physicians to address the leading cause of dry eye disease. Visit www.sightsciences.com for more information.

Sight Sciences and TearCare are trademarks of Sight Sciences registered in the United States. OMNI and SION are trademarks of Sight Sciences registered in the United States, European Union and other territories.

© 2024 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements often include words such as "anticipate," “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. These forward-looking statements include, but are not limited to, statements concerning the following: the nature and progression of the Company’s product pipeline; the scaling of the Company’s operations; the advancement of the Company’s strategic plans; anticipated benefits arising out of the new executives’ employment with the Company, including with respect to product innovation and the Company’s ability to achieve its growth and profitability objectives; and the Company’s ability to elevate the standard of care and deliver best in class solutions. These forward-looking statements are subject to and involve numerous risks, uncertainties and assumptions, including those discussed under the caption “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, as may be updated from time to time in subsequent filings, and you should not place undue reliance on these statements. These cautionary statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Media contact:
pr@SightSciences.com

Investor contact:
Philip Taylor
Gilmartin Group
415.937.5406
Investor.Relations@Sightsciences.com